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                          BATTLE MOUNTAIN GOLD COMPANY
                 COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE

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
                                                                                      THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                                         SEPTEMBER 30            SEPTEMBER 30
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                     1999        1998        1999        1998
----------------------------------                                                   --------    -------     --------    -------
                                                                                  (as restated)           (as restated)
BASIC LOSS PER SHARE
       Net loss
          Net loss                                                                   $ (18.1)    $  (7.7)    $ (46.1)    $ (18.6)
          Deduct dividends on preferred shares                                          (1.9)       (1.9)       (5.6)       (5.6)
                                                                                     --------    -------     --------    -------
          Net loss applicable to common stock                                        $ (20.0)    $  (9.6)    $ (51.7)    $ (24.2)
                                                                                     ========    =======     ========    =======
       Shares
          Weighted average number of common shares outstanding                         229.9       229.8       229.9       229.8
                                                                                     ========    =======     ========    =======

       Basic loss per common share                                                   $(0.087)    $(0.042)    $(0.224)    $(0.105)
                                                                                     ========    =======     ========    =======
DILUTED LOSS PER SHARE
       Net loss applicable to common stock                                           $ (20.0)    $  (9.6)    $ (51.7)    $ (24.2)
                                                                                     ========    =======     ========    =======
       Shares
          Weighted average number of common shares outstanding                         229.9       229.8       229.9       229.8
          Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
            from exercise of such options                                                  -           -           -           -
                                                                                     --------    -------     --------    -------
          Weighted average number of common shares outstanding, as adjusted            229.9       229.8       229.9       229.8
                                                                                     ========    =======     ========    =======

       Diluted loss per share, assuming conversion                                   $(0.087)    $(0.042)    $(0.224)    $(0.105)
                                                                                     ========    =======     ========    =======

CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
    CONVERSION OF PREFERRED SHARES
       Net loss
          Net loss applicable to common stock                                        $ (20.0)    $  (9.6)    $ (51.7)    $ (24.2)
          Effect on net loss if preferred shares were converted                          1.9         1.9         5.6         5.6
                                                                                     --------    -------     --------    -------
          Net loss, as adjusted                                                      $ (18.1)    $  (7.7)    $ (46.1)    $ (18.6)
                                                                                     ========    =======     ========    =======

       Shares
          Weighted average number of common shares outstanding                         229.9       229.8       229.9       229.8
          Effect on average shares outstanding if preferred shares were converted       11.0        11.0        11.0        11.0
                                                                                     --------    -------     --------    -------
          Weighted average number of common shares outstanding, as adjusted            240.9       240.8       240.9       240.8
                                                                                     ========    =======     ========    =======


       Diluted loss per share, assuming conversion                                   $(0.075)    $(0.032)    $(0.191)    $(0.077)
                                                                                     ========    =======     ========    =======

    CONVERSION OF DEBENTURES
       Net loss
          Net loss applicable to common stock                                        $ (20.0)    $  (9.6)    $ (51.7)    $ (24.2)
          Effect on net loss if debentures were converted                                1.0         1.0         2.9         2.9
                                                                                     --------    -------     --------    -------
          Net loss, as adjusted                                                      $ (19.0)    $  (8.6)    $ (48.8)    $ (21.3)
                                                                                     ========    =======     ========    =======

       Shares
          Weighted average number of common shares outstanding                         229.9       229.8       229.9       229.8
          Effect on average shares outstanding if debentures were converted              4.8         4.8         4.8         4.8
                                                                                     --------    -------     --------    -------
          Weighted average number of common shares outstanding, as adjusted            234.7       234.6       234.7       234.6
                                                                                     ========    =======     ========    =======


       Diluted loss per share, assuming conversion                                   $(0.081)    $(0.037)    $(0.208)    $(0.091)
                                                                                     ========    =======     ========    =======

    CONVERSION OF OPTIONS
       Net loss
          Net loss applicable to common stock                                        $ (20.0)    $  (9.6)    $ (51.7)    $ (24.2)
                                                                                     ========    =======     ========    =======

       Shares
          Weighted average number of common shares outstanding                         229.9       229.8       229.9       229.8
          Effect on average shares outstanding if options were converted                   -           -           -           -
                                                                                     --------    -------     --------    -------
          Weighted average number of common shares outstanding, as adjusted            229.9       229.8       229.9       229.8
                                                                                     ========    =======     ========    =======


       Diluted loss per share, assuming conversion                                   $(0.087)    $(0.042)    $(0.224)    $(0.105)
                                                                                     ========    =======     ========    =======

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